Exhibit 99.1

Monte Rosa Therapeutics Announces Pricing of $300 Million Underwritten Public Offering

BOSTON, Mass., January 8, 2026 – Monte Rosa Therapeutics, Inc. (“Monte Rosa”) (Nasdaq: GLUE), a clinical-stage biotechnology company developing novel molecular glue degrader (MGD)-based medicines, today announced the pricing of an underwritten public offering of 11,125,000 shares of its common stock at a public offering price of $24.00 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase 1,375,000 shares of common stock at a public offering price of $23.9999 per pre-funded warrant, which represents the per share public offering price of each share of common stock less the $0.0001 per share exercise price for each pre-funded warrant. Monte Rosa also granted the underwriters a 30-day option to purchase up to an additional 1,875,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds to Monte Rosa from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $300 million, excluding any exercise of the underwriters’ option to purchase additional shares. All of the shares and pre-funded warrants in the offering are to be sold by Monte Rosa. The offering is expected to close on or about January 12, 2026, subject to satisfaction of customary closing conditions.

Jefferies, TD Cowen and Piper Sandler are acting as joint book-running managers for the offering. Wedbush PacGrow and LifeSci Capital are acting as passive bookrunners for the offering.

The shares and pre-funded warrants are being offered by Monte Rosa pursuant to an effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (SEC) on March 20, 2025 and declared effective by the SEC on March 31, 2025 (File No. 333-285942). The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov.

The final prospectus supplement relating to and describing the final terms of the offering will be filed with the SEC and may be obtained, when available, from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com, TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email at TDManualrequest@broadridge.com, Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, MN 55401, Attention: Prospectus Department, by telephone at (800) 747-3924, or by email at prospectus@psc.com, Wedbush Securities Inc., Attn: ECM Department, 600 Montgomery Street, 29th Floor, San Francisco, CA 94111 or via email at ecm@wedbush.com or LifeSci Capital LLC at 1700 Broadway, 40th Floor, New York, New York 10019, or by email at compliance@lifescicapital.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Monte Rosa

Monte Rosa Therapeutics is a clinical-stage biotechnology company developing highly selective molecular glue degrader (MGD) medicines for patients living with serious diseases. MGDs are small molecule protein degraders that have the potential to treat many diseases that other modalities, including other degraders, cannot. Monte Rosa’s QuEEN™ (Quantitative and Engineered Elimination of Neosubstrates) discovery engine combines AI-guided chemistry, diverse chemical libraries, structural biology, and proteomics to rationally design MGDs with unprecedented selectivity. Monte Rosa has developed the industry’s leading pipeline of first-in-class and only-in-class MGDs, spanning autoimmune and inflammatory diseases, oncology, and beyond, with three programs in the clinic. Monte Rosa has ongoing collaborations with leading pharmaceutical companies in the areas of immunology, oncology and neurology.

Forward-Looking Statements

This press release includes express and implied “forward-looking statements,” including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements about Monte Rosa’s expectations regarding the timing and closing of the public offering, including the satisfaction of customary closing conditions related to the offering. Forward-looking statements include all statements that are not historical facts and in some cases, can be identified by terms such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward- looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. These and the risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Monte Rosa’s most recent Annual Report on Form 10-K, as well as the most recent Quarterly Reports on Form 10-Q and any subsequent filings with the SEC. In addition, any forward-looking statements represent Monte Rosa’s views only as of as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Monte Rosa explicitly disclaims any obligation to update any forward-looking statements subject to any obligations under applicable law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investors

Andrew Funderburk

ir@monterosatx.com

Media

Cory Tromblee, Scient PR

media@monterosatx.com

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